EXHIBIT 99.2

                                   No. 03-1410

================================================================================

                                     IN THE
                       SUPREME COURT OF THE UNITED STATES
                                 ---------------

                         BANK UNITED, BANK UNITED CORP.,
                           AND HYPERION PARTNERS L.P.,
                                                                    PETITIONERS,

                                       v.

                                 UNITED STATES,

                                                                     Respondent.

                                 ---------------

                      ON PETITION FOR A WRIT OF CERTIORARI
                      TO THE UNITED STATES COURT OF APPEALS
                             FOR THE FEDERAL CIRCUIT
                                 ---------------

                           REPLY BRIEF FOR PETITIONERS
                                 ---------------


                                           MIGUEL A. ESTRADA
                                             COUNSEL OF RECORD
                                           MARK A. PERRY
                                           MICHAEL J. EDNEY
                                           GIBSON, DUNN & CRUTCHER LLP
                                           1050 Connecticut Avenue, N.W.
                                           Washington, D.C. 20036-5306
                                           (202) 955-8500

                                           COUNSEL FOR PETITIONERS


================================================================================

                            PARTIES TO THE PROCEEDING
                             AND RULE 29.6 STATEMENT

         The corporate disclosure statement included in the petition for a writ of certiorari remains accurate.

                               TABLE OF CONTENTS

                                                                            PAGE

PARTIES TO THE PROCEEDING AND RULE 29.6 STATEMENT..............................i

TABLE OF AUTHORITIES.........................................................iii

REPLY BRIEF FOR PETITIONERS....................................................1

I.      Contrary To WINSTAR, The Federal Circuit Held That Regulatory Capital
        Has No Independent Value...............................................1

        A.   Awarding No Damages For The $35 Million Cash Infusion Is Contrary
             To WINSTAR........................................................2

        B.   Awarding No Damages For The Preferred Stock Issuance Is Contrary
             To WINSTAR........................................................4

II.     The Federal Circuit's Misunderstanding Of Contractual Capital Is A
        Recurring And Important Issue..........................................5

CONCLUSION.....................................................................6

                              TABLE OF AUTHORITIES

                                                                         PAGE(S)

CASES

BLUEBONNET SAV. BANK v. UNITED STATES,
    266 F.3d 1348 (Fed. Cir. 2001).............................................5

CALIFORNIA FED. BANK v. UNITED STATES,
    245 F.3d 1342 (Fed. Cir. 2001)...................... ......................4

FAR WEST FED. BANK v. OTS,
    119 F.3d 1358 (9th Cir. 1994)..............................................2

LASALLE TALMAN BANK v. UNITED STATES, 317 F.3D 1363
    (Fed. Cir. 2003)...........................................................5

MOBIL OIL EXPLORATION & PRODUCING SOUTHEAST, INC. V. UNITED STATES,
    530 U.S. 604 (2000)...............................................1, 4, 5, 6

UNITED STATES v. WINSTAR CORP.,
    518 U.S. 839 (1996)...................................................passim

OTHER AUTHORITIES

RESTATEMENT (SECOND) OF CONTRACTSSS.347.............. .........................4

                           REPLY BRIEF FOR PETITIONERS

                                 ---------------

          The government does not dispute that the contractual capital at issue functioned like a license that allowed petitioners'thrift to hold a certain amount of assets with a limited amount of cash capital. SEE Opp. 14-15. Nor does the government dispute that FIRREA, by breaching the contractual capital promises, effectively revoked that license. IBID. And the government does not dispute that petitioners invested $35 million in additional cash capital after the breach, which they were thereby unable to invest elsewhere, or that they paid approximately $70 million in dividends to new investors in what the trial court found to be a mitigating transaction. SEE ID. at 6-7; Pet. App. 59a-60a. In all, the government's breach left petitioners out-of-pocket more than $160 million--a sum they would not have been forced to expend had the government kept its contractual capital promises. Pet. 7-8. In these circumstances, the government's assertion that "the economic consequences" of the government's adjudicated breach amounted to no more than $5 million (Opp. 15) is simply untenable.

          In attempting to defend the decision below, the government, like the Federal Circuit, persistently refuses to address the foundation for this Court's decision in UNITED STATES V. WINSTAR CORP., 518 U.S. 839 (1996). By denying petitioners any meaningful mitigation damages, the Federal Circuit necessarily held that the contractual capital that petitioners were forced to "replace" had no independent value and was meaningless. This is the premise behind the Federal Circuit's decision that petitioners could not recover the $35 million in cash infused into the bank, the return those funds would have earned absent the breach, or the dividends paid to support the preferred stock issuance. The basis for each of these determinations--and the government's attempted defense of them in this Court--is that these mitigation transactions replaced nothing. That position cannot be squared with WINSTAR.

I. CONTRARY TO WINSTAR, THE FEDERAL CIRCUIT HELD THAT REGULATORY CAPITAL HAS NO INDEPENDENT VALUE

          According to the government, WINSTAR was a ruling only on the question of liability under regulatory capital contracts and, therefore, has no bearing on the calculation of damages for breach of those contracts. Opp. 13-14. But the Court's "liability" determination involved a legal interpretation of the contract at issue to decide whether the regulatory forbearances were enforceable promises. That is also the inquiry at the foundation of the damages determination. The Court has since explained that the principles on which WINSTAR was decided require the Federal Circuit also to apply the common law of contract remedies in government contract actions. MOBIL OIL EXPLORATION & PRODUCING SOUTHEAST, INC. V. UNITED STATES, 530 U.S. 604 (2000). It is thus no answer to say, as the government does (Opp. 13), that "WINSTAR resolved only liability issues." Rather, a damages calculation necessarily involves a determination of the benefit promised.

          And the benefit promised is precisely what the Court determined in WINSTAR. The Court recognized that the government was facing a substantial crisis: hundreds of failed thrifts with billions of dollars in net liabilities were suddenly the government's responsibility. 518 U.S. at 846-47. Lacking the cash necessary to liquidate the thrifts directly, the government arranged supervisory mergers of the failed thrifts with healthy banks or private investors. ID. at 847. The government also lacked the cash necessary to make these failed thrifts attractive to potential acquirers. The government, therefore, provided a "cash substitute"--with a value comparable to the enormous net liabilities of these failed thrifts--in the form of regulatory forbearances. ID. at 850; SEE ALSO ID. at 924 (Scalia, J., concurring).

          As this Court explained in WINSTAR, these contractual capital promises "inflated the institution's reserves, thereby allowing the thrift to leverage more loans." 518 U.S. at 851. This is the business of banking: capturing the spread between the cost of borrowing and the higher yield on assets purchased with those borrowed funds. The more regulatory capital a bank had, the more assets it could leverage, and the more the bank would be worth. When the breach eliminated the promised regulatory capital, it eliminated a substantial part of the bank's value.

         A. AWARDING NO DAMAGES FOR THE $35 MILLION CASH INFUSION IS CONTRARY TO WINSTAR

          After the breach, petitioners infused $35 million in cash into the bank. In the absence of the breach, they would have retained this cash and the ability to invest it elsewhere. Yet the Federal Circuit awarded no damages for the $35 million cash infusion that indisputably constituted a mitigating transaction following the breach. This is a clear departure from the common law of contract remedies and is explicable only by the Federal Circuit's erroneous view that contractual capital has no value.

          1. As explained in the petition (at 16-20), the court of appeals set forth three reasons for denying petitioners any return of their $35 million capital infusion: (a) the infusion was tangible, whereas the contractual capital was intangible; (b) the infusion could be used to retire liabilities; and (c) petitioners still owned the infusion, albeit in the bank. SEE Pet. App. 10a-12a. Tellingly, the government does not even attempt to defend the Federal Circuit's first two rationales. SEE Opp. 18 nn.5-6. That is because they are obviously wrong. And so, too, is the third.

          The government claims that the $35 million was nothing more than an investment in the bank, and that "a plaintiff would not ordinarily be harmed by investing in its own business." Opp. 16. But whether a harm occurred turns on the nature of the promise breached. Even if the government's characterization of the transaction were correct, before the breach petitioners had $35 million AND THE REGULATORY CAPITAL PROVIDED BY THE CONTRACT; after the breach, petitioners had only the $35 million. The government's argument that "[a] damages award to petitioners based on the investments whose value they retain would put petitioners in a substantially better position than they would have occupied absent the breach" (Opp. 16-17) is exactly backwards. The Federal Circuit's failure to make such an award puts the GOVERNMENT in a substantially better position, because it forces petitioners to pay for the government's breach and to make exactly the choice between dedicating cash to the bank and shrinking it that the contract entitled petitioners to avoid.1


--------------------------------------

1            Contrary  to the  government's  argument  (Opp.  17-18),  the Ninth
Circuit has held that the retention of such investments in the bank is not enough to make its owners whole. FAR WEST FED. BANK V. OTS, 119 F.3d 1358, 1366 (9th Cir. 1994). At the time the plaintiff in FAR WEST asserted its claim, the bank had not been seized by the

          In an ultimately futile attempt to deny the undeniable proposition that, in the absence of the government's breach, petitioners would have had BOTH their $35 million and a more valuable bank (due to the contractual capital), the government advances an argument that was not accepted by either of the courts below. The government argues that the no-breach bank "would have been worth less, because it would have had $35 million less in tangible equity capital." Opp. 18. But unless the government can show that the $35 million infusion was an unreasonable effort to mitigate--an issue on which the government bore a burden of proof that it made no effort to carry--then the value of the no-breach bank is irrelevant to calculating the costs of mitigation.2 In any event, had the government not breached, the bank would have had the contractual capital, and petitioners could have ADDITIONALLY infused the cash capital to support more assets and higher income yields and to grow the bank even further.3

          2. The Federal Circuit's fundamental misunderstanding of regulatory capital is even more apparent in its refusal to award the returns that would have been earned had the $35 million been deployed elsewhere. The government persists in its argument that petitioners were still able to earn a return from the $35 million infused into the bank and, therefore, are not entitled to recovery. Opp. 19. But this return would have been earned by deploying the contractual capital alone. Absent the breach, petitioners would have had the return from the contractual capital in the bank in addition to the return on the $35 million in cash capital invested elsewhere. To deny recovery of the return on the $35 million is to hold that the contractual capital would have yielded no return; but that is also to contradict this Court's decision in WINSTAR. SEE, E.G., 518 U.S. at 851.

          Recognizing this insoluble tension with WINSTAR, the government asserts that there was no evidence that petitioners would have invested the $35 million elsewhere had they not infused the funds into the bank. Opp. 18-19, 20. No rational investor in comparable circumstances would leave the $35 million idle if he had not infused it into the bank. Not surprisingly, petitioners introduced evidence that, had the $35 million remained at their disposal, they would have earned


--------------------------------------
government, and no such seizure was the basis of the Ninth Circuit's holding. Instead, plaintiff sought to rescind the contract and to take its investment with it. ID. at 1363. That plaintiff still had the bank and the invested funds was not sufficient relief, according to the Ninth Circuit. ID. at 1366.

2           Alternatively,  the government seeks to establish a measure of value that has no support in law or finance. Having a smaller amount of "tangible equity capital" does not necessarily make the bank worth less. Opp. 18. The marketplace undoubtedly would have incorporated the profits that the regulatory capital would generate into its valuation of the bank. Indeed, over time, the regulatory capital would have generated the "tangible equity capital"--in the form of profits--that the government finds so important.

3           In this regard,  the  government  never  meaningfully  contests that whether regulatory capital was cash or contractual did not materially affect "borrowing costs." Opp. 18 n.6; 19. As this Court recognized, regulatory capital is leveraged many times over to run the bank's business, I.E., capturing the spread between borrowing costs and asset yields. WINSTAR, 518 U.S. at 851. Because of these high multiples, holding the regulatory capital in the form of cash, instead of forbearances, has only the most marginal impact on borrowing costs. The government's failure to respond on this point is an implicit concession of the error of the Federal Circuit's reasoning. SEE Pet. App. 11a.

at least $57 million on it. SEE A5000016. The government presented no competent evidence to the contrary.4

          The government also mischaracterizes the RESTATEMENT. According to the government, the RESTATEMENT does not apply here because it is restricted to transactions that are "not a substitute for the broken contract." Opp. 20. The RESTATEMENT'S principle, however, is that the non-breaching party is entitled to recovery that would restore the benefit of two transactions if, in the event "the contract had not been broken, [it] could have had the benefit of both." RESTATEMENT (SECOND) OF CONTRACTS ss. 347, cmt. f. Had the contract not been broken here, petitioners would have earned profits from the contractual capital and the $35 million invested elsewhere. Because infusing the $35 million into the bank replaced the contractual capital, the RESTATEMENT'S principle would entitle petitioners to damages in the amount of what they would have earned on the $35 million invested elsewhere in the absence of the breach.5 Instead, the Federal Circuit ignored the RESTATEMENT in violation of MOBIL OIL and categorically refused to award that return.

         B. AWARDING NO DAMAGES FOR THE PREFERRED STOCK ISSUANCE IS CONTRARY TO WINSTAR

          The Federal Circuit held that only "transaction costs" are available for stock issuances that replace the regulatory capital destroyed by the breach of WINSTAR-type contracts. That categorical legal holding cannot be reconciled with WINSTAR or with the common law of contractual remedies.

          And it is clear, despite the government's revisionist history of the evidence presented at trial (Opp. 22-23), that the Federal Circuit's ruling was a categorical legal holding, and not a fact-bound credibility assessment. The Federal Circuit, as a matter of first resort, cited its prior decision in CALIFORNIA FEDERAL BANK V. UNITED STATES, 245 F.3d 1342 (Fed. Cir. 2001). Pet. App. 14a. Importantly, the government identifies no factual variation that could affect this legal conclusion.6

         In support of this legal rule, the government restates its theory that awarding dividends is never appropriate because, in exchange for the dividends, the issuer receives the offering price of

--------------------------------------
4           The government also asserts,  without any support,  that the capital infusion is not recoverable because it originated with the individual limited partners of Hyperion Partners L.P. Opp. 17. Where the recovery would be directed is a matter between Hyperion Partners, L.P. and its individual partners. It is black letter law that a partnership can pursue the claims that its partners incurred in their capacity as partners.

5           Through the misuse of ellipses,  the government  attempts to obscure this well-established legal principle. Opp. 20-21 n.7. It is not the law "that a party that successfully mitigates could be entitled to LESS relief (FROM BOTH ITS MITIGATION AND DAMAGES AWARDED TO REIMBURSE THE COSTS OF THAT MITIGATION) than a party that is unable to do so." Pet. 21-22 (underlining added). Of course, mitigation reduces the amount of damages recovered through the judicial system. But mitigation damages, COMBINED WITH THE PRIVATE BENEFITS GAINED FROM THE MITIGATION, are to put the plaintiff in the SAME position that it would have enjoyed absent the breach.

6           Merely parroting the Federal Circuit's  inexplicable reversal of the trial court's decision that the stock issuance was a mitigating transaction is not a meaningful response to the petition's demonstration of the Federal Circuit's error. Pet. 26-27.

the stock and that attorney and brokerage fees are the only residual cost. Opp. 23-25. The government's argument, again, ignores the benefit promised by the government's contract with petitioners. The revenue that was generated by the issuance replaced capital already promised by the government's contract. In this context, it is the government that "ignores half of the transaction" (Opp. 24) and refuses to recognize, as this Court did in WINSTAR, that cash was a "substitute" for the regulatory capital promised by the contract. 518 U.S. at
850. As with the $35 million infusion, the necessary premise of the Federal Circuit's holding and the government's arguments is that the promised regulatory capital had no independent value.

          When contractual capital is properly understood, as this Court took pains to do in WINSTAR, it becomes clear that the Federal Circuit applied "special rules" of contractual remedies to the government in violation of MOBIL OIL. Specifically, the Federal Circuit treated the costs of debt and equity financing differently. The government attempts to navigate the contrary precedent by claiming that those cases involved the increased costs of financing on "pre-existing" transactions. Opp. 26. But in BLUEBONNET SAVINGS BANK V. UNITED STATES, 266 F.3d 1348 (Fed. Cir. 2001), for example, the financing transaction had yet to occur by the time of the breach--plaintiffs there argued that they were exposed to increased costs for financing transactions after the breach, and the court ruled that plaintiffs were entitled to those costs, without distinction between debt and equity financing. ID. at 1355, 1356. Moreover, this nuance regarding "increased" finance costs of "pre-existing" equity issuances was not the basis of the decision by the courts below. Instead, the courts below categorically held that no more than "transaction costs" were available for equity financing taken in mitigation.7

          In any event, the breach did "increase" the costs of "pre-existing" regulatory capital. Before the breach, petitioners had regulatory capital for the significant costs of assuming the government's responsibility to manage a failed thrift. After the breach, petitioners bore not only those costs, but also the stream of dividends for the equity that replaced the regulatory capital eliminated by the breach. Again, the government's suggestion that there was no "pre-existing" asset here turns on the proposition that the promised regulatory capital was worthless. That proposition, like the rest of the decision below, cannot be squared with WINSTAR.

II. THE FEDERAL CIRCUIT'S MISUNDERSTANDING OF CONTRACTUAL CAPITAL IS A RECURRING AND IMPORTANT ISSUE

          The Federal Circuit has created special rules limiting the economic consequences of the government's breach to the transaction costs of raising replacement capital and deeming the government's regulatory capital promises to be worthless. These special rules cannot be reconciled with WINSTAR, and violate this Court's mandate to apply the common law of contracts, including contract remedies, to the government.

         The government claims that the issues presented in this Petition are neither "important" nor "recurring." Opp. 21. The Federal Circuit holding that regulatory capital has no independent

--------------------------------------
7          The court in LASALLE  TALMAN  BANK V. UNITED  STATES,  317 F.3d 1363
(Fed.  Cir.  2003),   rejected  the  categorical  refusal  to  award  more  than transaction costs for a stock issuance. ID. at 1374-75. But it is that categorical holding that drove the decision here, not, as the government claims, that the savings in borrowing costs swallowed all of the dividends. Opp. 25 n.11; BUT SEE Pet. 18-19 n.3 (explaining the error of the borrowing cost claim).

value, however, will ripple throughout the numerous remaining WINSTAR cases and is in need of immediate review by this Court. Indeed, the Federal Circuit's misunderstanding of the government's regulatory capital promises and its application of special rules to protect the government from standard contract remedies already have staggeringly impacted the recovery of WINSTAR contracting parties. Pet. 11 n.1. Remarkably, the government suggests that this Court should take comfort because the Federal Circuit actually has permitted a handful of WINSTAR contractors some nominal recovery. Opp. 12 n.2. But this recovery pales in comparison to the enormous costs that these plaintiffs incurred in lifting the crushing burden of failing thrifts from the government's shoulders. WINSTAR, 518 U.S. at 883.8

          The government's argument necessarily reduces to the proposition that petitioners would have traded the heavily negotiated contractual capital promises for a mere $4.9 million in cash. If that were true, one might reasonably ask why petitioners have spent the past 15 years, and millions of dollars, litigating the economic consequences of the government's breach. The answer is that the government is wrong. Contrary to its blithe submission, FIRREA caused great financial harm to petitioners and others similarly situated. The Federal Circuit has become complicit in allowing the government to avoid the consequences of its own actions. In so doing, the court of appeals is flouting this Court's mandate in both WINSTAR AND MOBIL OIL; its disregard for precedent, law, history, and economics warrants this Court's attention--in this case at this time.


                                   CONCLUSION

         The petition for a writ of certiorari should be granted.

         Respectfully submitted.

                                                   MIGUEL A. ESTRADA
                                                    COUNSEL OF RECORD
                                                   MARK A. PERRY
                                                   MICHAEL J. EDNEY
                                                   GIBSON, DUNN & CRUTCHER LLP
                                                   1050 Connecticut Avenue, N.W.
                                                   Washington, D.C. 20036-5306
                                                   (202) 955-8500

                                                   COUNSEL FOR PETITIONERS

                  July 22, 2004.



-----------------------------------
8          The  government  pretends  that the  situation  is not as dire as it appears because a few cases were remanded and plaintiffs are pursuing remedies in the Court of Federal Claims. Opp. 12-13 n.3. That the Federal Circuit has not yet had the chance to strike down remedies awarded on remand in those cases should not reassure this Court that the Federal Circuit is making WINSTAR contractors whole.